UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2007, the Registrant entered into a development and license agreement with Boston Scientific Corporation (“BSC”) and Boston Scientific Scimed, Inc. (“BSS”) pursuant to which the Registrant may develop certain products and license to BSC intellectual property to permit BSC to commercialize certain products. The agreement provides for payments by BSC to the Registrant as consideration for the Registrant’s performance of its development obligations and also provides for possible royalty payments by each party to the other party if certain elections are made. The Registrant will conduct development activities under the agreement pursuant to a development plan that sets forth a description of items to be provided, including specifications and requirements.

On June 28, 2007, in connection with its development and license agreement with BSC and BSS, the Registrant entered into a common stock purchase agreement with BSS pursuant to which it sold to BSS an aggregate of 368,188 shares of common stock for a total of $2,499,996.52 in an initial closing. The purchase price of each share of common stock sold in the initial closing, which occurred on June 28, 2007, was $6.79. Pursuant to the common stock purchase agreement, a second closing for the purchase of additional shares of the Registrant’s common stock with an aggregate purchase price of $2,500,000 will take place within ten business days after the date that certain milestones specified in the development and license agreement are achieved. The purchase price of each share of common stock to be sold in the second closing will be determined at the time of such second closing based on the greater of (a) $2.53 and (b) the product of (i) the average closing sales price of the Registrant’s common stock on the Nasdaq Stock Market for the 60 consecutive trading days prior to the second closing and (ii) 1.25. On June 28, 2007 and in connection with the common stock purchase agreement, the Registrant entered into a registration rights agreement with BSS pursuant to which the Registrant has agreed to file to register for resale the shares of common stock sold in the initial closing within 270 days of such closing. The agreement also obligates the Registrant to file to register for resale any shares of common stock sold in a second closing under the common stock purchase agreement, if such second closing occurs, within 135 days of such closing.

The common stock purchase agreement and registration rights agreement are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. On June 28, 2007, we issued a press release announcing the transactions with BSC and BSS. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02. The common stock issued pursuant to the common stock purchase agreement was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D, Rule 506 promulgated under the Securities Act, in that the issuance did not involve a public offering.

Under the common stock purchase agreement, BSS represented that it was an accredited investor as defined in Regulation D and that it was acquiring the common stock for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the common stock issued in the private placement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Common Stock Purchase Agreement, dated June 28, 2007, by and between the Registrant and Boston Scientific Scimed, Inc.

4.2	Registration Rights Agreement, dated June 28, 2007, by and between the Registrant and Boston Scientific Scimed, Inc.

99.1	Press release of CryoCor, Inc. dated June 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Gregory J. Tibbitts
Gregory J. Tibbitts Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 29, 2007

INDEX TO EXHIBITS

4.1	Common Stock Purchase Agreement, dated June 28, 2007, by and between the Registrant and Boston Scientific Scimed, Inc.

4.2	Registration Rights Agreement, dated June 28, 2007, by and between the Registrant and Boston Scientific Scimed, Inc.

99.1	Press release of CryoCor, Inc. dated June 28, 2007.